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                                                                   EXHIBIT 10.37

ORACLE

                               RESELLER AGREEMENT

This Reseller Agreement (the "Agreement") is between Oracle Corporation with its principal place of business at 500 Oracle Parkway, Redwood City, California 94065 ("Oracle") and Academic Systems (legal name) with its principal place of business at 444 Castro Street, Suite 1200, Mt. View, CA ("Reseller"). The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement. When completed and executed by both parties, an Order Form shall evidence the Program licenses granted and the services that are to be provided.

1.      DEFINITIONS

1.1 "COMMENCEMENT DATE" shall mean the date on which the Programs are delivered to Reseller, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.2 "DESIGNATED SYSTEM" shall mean the computer hardware and operating system designated on the relevant Order Form for use in conjunction with a Sublicensed Program or a Development License or Marketing Support License.

1.3 "ORDER FORM" shall mean the document by which Reseller orders Program licenses and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

1.4 "PRICE LIST" shall mean Oracle's standard commercial fee schedule that is in effect when a Program license or services are ordered by the Reseller.

1.5 "PROGRAM" shall mean the computer software in object code form owned or distributed by Oracle for which the Reseller is granted a license pursuant to this Agreement, the user guides and manuals for use of the software ("Documentation"); and Updates. "LIMITED PRODUCTION PROGRAMS" shall be Programs not specified on the Price List or specified as Limited Production, Tier 3 or with special restrictions on the Price List.

1.6 "RESELLER ADDENDA" shall mean the addenda to this Agreement specifying additional Sublicense terms and Sublicense rates and fees for the various types of Sublicenses which may be granted by the Reseller.

1.7 "SUBLICENSE" shall mean a nonexclusive, nontransferable right granted by the Reseller under a Reseller Addendum to an end user to use an object code copy of the Programs with the Value-Added Package. "SUBLICENSEE" shall mean a third party who is granted a Sublicense of the Programs with the Value-Added Package for such party's own internal business purposes and not for purposes of any further distribution.

1.8 "SUPPORTED PROGRAM LICENSE" shall mean a Development License or Marketing Support License for which Reseller has ordered Technical Support for the relevant time period. "TECHNICAL SUPPORT" shall mean Program support provided under Oracle's policies in effect on the date Technical Support is ordered.

1.9 "UPDATE(S)" shall mean subsequent releases of the Programs which are generally made available for Supported Program Licenses at no additional charge, other than media and handling charges. Updates shall not include any releases, options or future products which Oracle licenses separately.

1.10 "USER" unless otherwise specified in the Order Form, shall mean a specific individual employed by Reseller who is authorized by Reseller to use the Programs, regardless of whether the individual is actively using the Programs at any given time. With respect to a Sublicense, "User" shall mean a specific individual employed by the Sublicensee who is authorized by the Sublicensee to use the Programs, regardless of whether the individual is actively using the Programs at any given time.

1.11 "VALUE-ADDED PACKAGE" shall mean the hardware or software products or services having Value-Added which are developed, sold, and/or licensed with the Programs to a Sublicensee by the Reseller, as provided under the applicable Reseller Addenda, to satisfy such Sublicensee's internal business requirements and objectives.

2.      LICENSES GRANTED

2.1     DEVELOPMENT LICENSES AND TRIAL LICENSES

        A. Oracle grants to Reseller a nonexclusive license to use the Development Licenses Reseller obtains under this Agreement, as follows:

        1. to develop or prototype the Value-Added Package on the Designated System or on a backup system if the Designated System is inoperative, up to any applicable maximum number of designated Users (if any User limitation applies);

        2. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package;

        3. to provide training and technical support to employees and customers solely in conjunction with the Value-Added Package;

        4. to use the Documentation provided with the Programs in support of Reseller's authorized use of the Programs; and

        5. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.

        B. The Reseller may order temporary trial licenses ("Trial Licenses") for its evaluation purposes only and not for development or prototype purposes for use during a period specified in the Order Form. Each Order Form for Trial Licenses shall clearly state the trial period and shall identify that the order is for a Trial License.

2.2     MARKETING SUPPORT LICENSES

             Oracle grants to Reseller a nonexclusive license to use the Marketing Support Licenses Reseller obtains under this Agreement, as follows:

        A. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package, up to any applicable maximum number of designated Users (if any User limitation applies);

        B. to develop customized prototypes of the Value-Added package for prospective Sublicensees on the Designated System if the Reseller does not receive any fees related to the development of such customized prototype;

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     C. to use the Documentation provided with the Programs in support of
     Reseller's authorized use of the Programs; and

     D. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.

2.3  SUBLICENSING

     A.  LICENSE TO SUBLICENSE PROGRAMS

         As further set forth in the applicable Reseller Addendum, Oracle hereby grants the Reseller a nonexclusive, nontransferable license to market and grant Sublicenses as set forth in such Reseller Addenda and at the rates and fees set forth in such Reseller Addendum. The Reseller shall only have the right to Sublicense Programs pursuant to an effective Reseller Addendum between the parties hereto.

         Reseller shall Sublicense the Programs solely through a written Sublicense agreement as provided under Section 2.3.B. Upon Oracle's request, the Reseller shall provide Oracle with a copy of the Reseller's standard Sublicense agreement.

     B.  SUBLICENSE AGREEMENT

         Every Sublicense agreement shall include, at a minimum, contractual provisions which:

     1. Restrict use of the Programs to object code form on a single Designated System by a maximum number of Users for the Sublicensee's own internal data processing only;

     2. Prohibit transfer or duplication of the Programs except for temporary transfer in the event of cpu malfunction and a single backup or archival copy;

     3.  Prohibit assignment, timesharing or rental of the Programs;

     4. Prohibit use of the Programs for any purpose outside the scope of the Value-Added Package;

     5. Prohibit causing or permitting the reverse engineering, disassembly or decompilation of the Programs;

     6.  Prohibit title from passing to the Sublicenses;

     7. Disclaim Oracle's liability for any damages, whether direct, indirect, incidental or consequential arising from the use of the Programs;

     8. Require the Sublicensee, at the termination of the Sublicense, to discontinue use and destroy or return to the Reseller the Programs, Documentation and all archival or other copies of the Program;

     9. Restrict publication of any results of benchmark tests run on the Programs;

     10. For Programs Sublicensed for use in the United States, prohibit transfer of the Programs outside the United States; for Programs Sublicensed for use outside the United States, require the Sublicense to comply fully with all relevant export laws and regulations of the United States to assure that neither the Programs, not any direct product thereof, are exported, directly or indirectly, in violation of United States law;

     11. Specify Oracle as a third party beneficiary of the Sublicense agreement; and

     12. Allow the Reseller to comply with Section 8.10 of this Agreement.

     C.  MARKETING/SUBLICENSING PRACTICES

         In marketing and Sublicensing the Programs, the Reseller shall:

     1. Avoid deceptive, misleading, illegal, or unethical practices that may be detrimental to Oracle or to the Programs;

     2. Not make any representations, warranties, or guarantees to Sublicensees concerning the Programs that are inconsistent with or in addition to those made in this Agreement or by Oracle; and

     3. Comply with all applicable federal, state, and local laws and regulations in performing its duties with respect to the Programs.

2.4  ACCEPTANCE OF PROGRAMS

         For each Program license for which delivery from Oracle is required under this Agreement, Reseller shall have a 15 day Acceptance Period, beginning on the Commencement Date, in which to evaluate the Program. During the Acceptance Period, Reseller may cancel the license by giving written notice to Oracle and returning the Program in accordance with
     Section 6.6 below. Unless such cancellation notice is given, the license will be deemed to have been accepted by Reseller at the end of the Acceptance Period.

2.5  LIMITATIONS ON USE

         The Reseller shall not use or duplicate the Programs (including the Documentation) for any purpose other than as specified in this Agreement or make the Programs available to unauthorized third parties. The Reseller may not use the Programs for the processing of internal administrative data or customer data. The Reseller shall not rent, electronically distribute or timeshare the Programs or market the Programs by interactive cable or remote processing services or otherwise distribute the Programs other than as specified in this Agreement. The Reseller agrees not to cause or permit the reverse engineering, disassembly, or decompilation of the Programs. Reseller shall not copy or use the Programs (including the Documentation) except as otherwise specified in this Agreement.

2.6  TITLE

         Oracle shall retain all title, copyright, and other proprietary rights in the Programs and any modifications or translations thereof. The Reseller and its Sublicensees do not acquire any rights in the Programs other than those specified in this Agreement.

2.7  TRANSFER OF PROGRAMS

         Except as otherwise specified in the Order Form, within the United States, a Development License or Marketing Support License may be transferred to another computer system of like configuration (same model and operating system), or the Designated System may be transferred to another location within Reseller's organization, upon written notice to Oracle. All other transfers, including transfer of a Program license outside the United States, shall be permitted only with Oracle's prior written consent and shall be subject to Oracle's prior written consent and shall be subject to Oracle's standard transfer fees in effect at the time of the transfer.

3.   TECHNICAL SERVICES

3.1  TECHNICAL SUPPORT SERVICES

         Technical Support services ordered by Reseller will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered, subject to the payment by Reseller of the applicable fees. At Reseller's request, Oracle will provide remote assistance in the installation of each


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        Supported Program license. Reinstatement of lapsed Technical Support services is subject to Oracle's Technical Support reinstatement fees in effect on the date Technical Support is re-ordered. Limited Production Programs and pre-production releases of Programs may not be eligible for standard Technical Support services; Reseller may obtain Technical Support services for Limited Production Programs on a time and materials basis.

3.2     TRAINING SERVICES

                Oracle will provide training services agreed to by the parties under the terms of this Agreement. For any on site services requested by Reseller, Reseller shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred, plus an administrative fee of 15% of such amount.

4.      FEES AND PAYMENTS

4.1     LICENSE FEES AND SUBLICENSE FEES

                The Reseller may order Development Licenses or Marketing Support Licenses at the standard Program license fees set forth in the Price List or at the fees otherwise provided in a Reseller Addenda. For each copy of the programs Sublicensed by the Reseller, the Reseller agrees to pay Oracle a Sublicense fee as set forth in the applicable Reseller Addenda.

                The Reseller is free to determine unilaterally its own license fees to its Sublicensees. If the Reseller or a Sublicensee upgrades the Programs to a larger cpu, transfers the Programs to another operating system, or increases the licensed number of Users, the Reseller will pay additional Sublicense fees to Oracle as provided under Oracle's transfer policies and rates in effect at the time the Program is upgraded or transferred.

4.2     TECHNICAL SUPPORT FEES

                Technical Support services ordered by Reseller for Development Licenses and Marketing Support Licenses will be provided under Oracle's Technical Support policies and rates in effect on the date Technical Support is ordered.

4.3     GENERAL PAYMENT TERMS

                Except as otherwise provided herein, invoices for payment of license fees shall be payable 30 days from the Commencement Date. Technical Support fees for sublicenses shall be as specified in the applicable Reseller Addendum. Technical Support fees for Development Licenses and Marketing Support Licenses shall be payable annually in advance, net 30 days from the renewal date; such fees will be those in effect at the beginning of the period for which the fees are paid. Fees due by Reseller shall not be subject to set off for any claims against Oracle. All payments made shall be in United States currency and shall be made without deductions based on any taxes or withholdings, except where such deduction is based on gross income. The fees listed in this Agreement do not include taxes; if Oracle is required to pay sales, use, property, value-added, or other federal, state or local taxes based on the licenses granted under this Agreement, or Sublicenses granted by the Reseller, then such taxes shall be billed to and paid by the Reseller; this shall not apply to taxes based on Oracle's income. Any amounts payable by Reseller hereunder which remain unpaid after the due date shall be subject to late penalty fees equal to 1.5% per month from the due date until such amount is paid. Reseller agrees to pay applicable media and shipping charges.

5.      RECORDS

5.1     RECORDS INSPECTION

                The Reseller shall maintain books and records in connection with activity under this Agreement. Such records shall include executed Sublicense agreements and the information required in or related to the Sublicense reports required under a Reseller Addendum. Oracle may, at its expense, audit the executed Sublicensee agreements, the number of copies of Programs used or Sublicensed by the Reseller, the Computers on which the Programs are installed, and the number of Users using the Programs upon reasonable notice to the Reseller. Oracle may audit the relevant books and records of the Reseller to ensure compliance with the terms of this Agreement. Any such audit shall be conducted during regular business hours at the Reseller's offices and shall not interfere unreasonably with the Reseller's business activities. If an audit reveals that the Reseller has underpaid fees to Oracle, the Reseller shall be invoiced for such underpaid fees based on the Price List in effect at the time the audit is completed. If the underpaid fees are in excess of five percent (5%), then the Reseller shall pay Oracle's reasonable costs of conducting the audit. Audits shall be made no more than once annually.

5.2     NOTICE OF CLAIM

                The Reseller will notify the Oracle legal department promptly in writing of: (a) Any claim or proceeding involving the Programs that comes to its attention; and (b) All claimed or suspected defects in the Programs; and (c) Any material change in the management or control of the Reseller.

6.      TERM AND TERMINATION

6.1     TERM

                Each Program license granted under this Agreement shall remain in effect perpetually (if not otherwise specified on the Order Form), unless a license or this Agreement is terminated as provided in Section
        6.2 or 6.3 below. The term of each Reseller Addendum hereunder shall be as set forth in such Addendum.

6.2     TERMINATION BY RESELLER

                Reseller may terminate any Program license, any Reseller Addenda, or this Agreement at any time; however, termination shall not relieve Reseller's obligation to pay all fees that have accrued or that Reseller has agreed to pay under any Order Form or other similar ordering document under this Agreement.

6.3     TERMINATION BY ORACLE

                Oracle may terminate any Program license, any Reseller Addenda, or this Agreement upon written notice if Reseller breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

6.4     FORCE MAJEURE

                Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar causes beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty (180) days.

6.5     EFFECT OF TERMINATION

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            Upon expiration or termination of a Reseller Addendum or this
      Agreement, all the Reseller's rights to market, Sublicense, and use the Programs as set forth in such Reseller Addendum or this Agreement shall cease.

            The termination of this Agreement, a Reseller Addendum, or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve Reseller's obligation to pay all fees that have accrued or that Reseller has agreed to pay under any Order Form or other similar ordering document under this Agreement. The parties' rights and obligations under Sections 2.5, 2.6, 2.7 and Articles 5, 6, 7, and 8 shall survive termination of this Agreement.

            If Reseller materially breaches this Agreement, including failing to make any payments required hereunder when due under any Order Form or other similar ordering document to this Agreement, then Oracle may declare all sums due and to become due hereunder immediately due and payable.

6.6   RETURN OF PROGRAMS UPON TERMINATION

            If a license granted under this Agreement expires or otherwise terminates, Reseller shall (a) cease using the applicable Programs, and
      (b) certify to Oracle within one month after expiration or termination that Reseller has destroyed or has returned to Oracle the Programs and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials. Before returning Programs to Oracle, Reseller shall acquire a Return Material Authorization ("RMA") number from Oracle at (415) 506-1500.

7.    INDEMNITY, WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

7.1   INFRINGEMENT INDEMNITY

            Oracle will defend and indemnify Reseller against a claim that Programs furnished and used within the scope of this Agreement infringe a United States copyright or patent, provided that: (a) Reseller notifies Oracle in writing within 30 days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) Reseller provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this paragraph. Reasonable out-of-pocket expenses incurred by Reseller in providing such assistance will be reimbursed by Oracle.

            Oracle shall have no liability for any claim of infringement based on: (a) use of a suspended or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs that Oracle provides to Reseller; or (b) the combination, operation or use of any Programs furnished under this Agreement with software, hardware or other materials not furnished by Oracle if such infringement would have been avoided by the use of the Programs without such software, hardware or other materials.

            In the event the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; (b) obtain for Reseller a license to continue using the Programs; or (c) terminate the license for the infringing Programs and refund the license fees paid for those Programs, prorated over a five year term from the Commencement Date. This Section
      7.1 states Oracle's entire liability and Reseller's exclusive remedy for infringement.

7.2   WARRANTIES AND DISCLAIMERS

      A.    WARRANTIES

      1.    PROGRAM LICENSE WARRANTIES

            For each Supported Program License, Oracle warrants for a period of one year from the Commencement Date that the Programs, unless modified by Reseller, will perform the functions described in the Documentation provided by Oracle when operated on the Designated System. Oracle will undertake to correct any reported error condition in accordance with its technical support policies.

            ORACLE DOES NOT WARRANT THAT THE PROGRAMS WILL RUN PROPERLY ON ALL HARDWARE, THAT THE PROGRAMS WILL MEET REQUIREMENTS OF THE RESELLER OR THE SUBLICENSEES OR OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY THE RESELLER OR THE SUBLICENSEES, THAT THE OPERATION OF THE PROGRAMS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL PROGRAM ERRORS WILL BE CORRECTED.

            IF RESELLER DOES NOT OBTAIN TECHNICAL SUPPORT SERVICES, THE PROGRAMS ARE DISTRIBUTED "AS IS."

            The Reseller shall not make any warranty on Oracle's behalf.

      2.    SERVICES WARRANTY

            Oracle warrants that its Technical Support and training services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.

      B.    LIMITATIONS ON WARRANTIES

      1. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      2. As an accommodation to Reseller, Oracle may supply Reseller with Limited Production Programs or with pre-production releases of Programs (which may be labeled "Alpha" or "Beta"). These products are not suitable for production use. ORACLE DOES NOT WARRANT LIMITED PRODUCTION PROGRAMS, PRE-PRODUCTION RELEASES OR COMPUTER-BASED TRAINING PRODUCTS; THESE PRODUCTS ARE DISTRIBUTED "AS IS."

7.3   EXCLUSIVE REMEDIES

            For any breach of the warranties contained in Section 7.2 above, Reseller's exclusive remedy, and Oracle's entire liability, shall be:

      A.    FOR PROGRAMS

            The correction of Program errors that cause breach of the warranty, or if Oracle is unable to make the Program operate as warranted, Reseller shall be entitled to recover the fees paid to Oracle for the Program license or Update, as applicable.

      B.    FOR SERVICES

            The reperformance of the services, or if Oracle is unable to perform the services as warranted, Reseller shall be entitled to recover the fees paid to Oracle for the deficient services.

7.4   LIMITATION OF LIABILITY
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            In no event shall either party be liable for any indirect, incidental, special or consequential damages, or damages for loss of profits, revenue, data or use, incurred by either party or any third party, whether in an action in contract or tort, even if the other party or any other person has been advised of the possibility of such damages. Oracle's liability for damages hereunder shall in no event exceed the amount of fees paid by Reseller under this Agreement, and if such damages result from Reseller's use of the Program or services, such liability shall be limited to fees paid for the relevant Program or services giving rise to the liability, prorated over a five-year term from the Commencement Date of the applicable license or the date of performance of the applicable services.

            The provisions of this Article 7 allocate the risks under this Agreement between Oracle and Reseller. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

7.5   INDEMNIFICATION OF ORACLE

            The Reseller agrees to enforce the terms of its Sublicense agreements required by this Agreement and to inform Oracle of any known breach of such terms. The Reseller will defend and indemnify Oracle against:

      A. All claims and damages to Oracle arising from any use by the Reseller or its Sublicensees of any product not provided by Oracle but used in combination with the Programs if such claim would have been avoided by the exclusive use of the Programs;

      B. All damages to Oracle caused by the Reseller's failure to include the required contractual terms set forth in Section 2.3.B hereof in each Sublicense agreement; and

      C. All damages to Oracle caused by Sublicensees' breach of any of the applicable provisions required by Section 2.3 hereof.

7.6   EQUITABLE RELIEF

            The Reseller acknowledges that any breach of its obligations with respect to proprietary rights of Oracle will cause Oracle irreparable injury for which there are inadequate remedies at law and that Oracle shall be entitled to equitable relief in addition to all other remedies available to it.

8.    GENERAL TERMS AND CONDITIONS

8.1   NONDISCLOSURE

            Neither party shall, without first obtaining the written consent of the other party disclose the terms and conditions of this Agreement, except as may be required to implement and enforce the terms of this Agreement or as may be required by legal procedures or by law. No other information exchanged between the parties shall be deemed confidential unless the parties otherwise agree in writing. The Reseller shall not disclose the results of benchmark test or other evaluation of the Programs to any third party without Oracle's prior written approval.

8.2   COPYRIGHTS

            The Programs are copyrighted by Oracle. The Reseller shall retain all Oracle copyright notices on the Programs used by the Reseller under its Development Licenses or Marketing Support Licenses. The Reseller shall include the following on all copies of the Programs distributed by the Reseller:

      A. A reproduction of Oracle's copyright notice; or

      B. A copyright notice indicating that the copyright is vested in the Reseller containing the following

      1. A "c" in a circle and the word "copyright";

      2. The Reseller's name;

      3. The date of copyright; and

      4. The words "All Rights Reserved."

            Such notices shall be placed on the Documentation, the sign-on screen for any application package incorporating the Programs and the diskette or tape labels. Notwithstanding any copyright notice by the Reseller to the contrary, the copyright to the Program included in any such application package shall remain in Oracle. Other than as specified above on any reproduction or translation of any Programs, Documentation, or promotional material, the Reseller agreed to reproduce Oracle's copyright notices intact.

8.3   TRADEMARKS

            "Oracle" and any other trademarks and service marks adopted by Oracle to identify the Programs and other Oracle products and services belong to Oracle, the Reseller will have no rights in such marks except as expressly set forth herein and as specified in writing from time to time. Reseller's use of Oracle's trademarks shall be under Oracle's trademarks policies and procedures in effect from time-to-time. The Reseller agrees not to use the trademark "ORACLE," or any mark beginning with the letters "Ora," or any other mark likely to cause confusion with the trademark "ORACLE" as any portion of the Reseller's tradename, trademark for the Reseller's Application Package, or trademark for any other products of the Reseller. The Reseller shall have the right to use the trademark "ORACLE" and other Oracle trademarks solely to refer to Oracle's Programs, products and services.

            The Reseller agrees with respect to each registered trademark of Oracle to include in each advertisement, brochure, or other such use of the trademark, the trademark symbol "circle R" and the following statement:

            ______ is a registered trademark of Oracle Corporation. Redwood City, California

            Unless otherwise notified in writing by Oracle, the Reseller agrees, with respect to every other trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the symbol "TM" and the following statements:

            ______ is a trademark of Oracle Corporation.
            Redwood City, California

            The Reseller shall not market the Oracle Programs in any way which implies that the Oracle Programs are the proprietary product of the Reseller or of any party other than Oracle. Oracle shall not have any liability to the Reseller for any claims made by third parties relating to the Reseller's use of Oracle's trademark.

8.4   RELATIONSHIP BETWEEN PARTIES

            In all matters relating to this Agreement, the Reseller will act as an independent contractor. The relationship between Oracle and the Reseller is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee,


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      franchisee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information of the other party is not used in such development.

8.5   ASSIGNMENT

           The Reseller may not assign or otherwise transfer any rights under this Agreement without Oracle's prior written consent.

8.6   NOTICE

           All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to Reseller) or to the Oracle address on the Order Form (if to Oracle).

           To expedite order processing, the Reseller agrees that Oracle may treat documents faxed by the Reseller to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.

8.7   GOVERNING LAW/JURISDICTION

           This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California and shall be deemed to be executed in Redwood City, California. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or San Mateo County, California. Oracle and the Reseller agree to submit to the jurisdiction of, and agree that venue is proper in, the aforesaid courts in any such legal action or proceeding.

8.8   SEVERABILITY

           In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

8.9   EXPERT

           The Reseller agrees to comply fully with all relevant export laws and regulations of the United States to assure that neither the Programs, not any direct product thereof, are exported, directly or indirectly, in violation of United States law.

8.10  INHERENTLY DANGEROUS APPLICATIONS

           The Programs are not specifically developed, or licensed for use in any nuclear, aviation, mass transit, or medical application or in any other inherently dangerous applications. The Reseller agrees to notify each Sublicensee of the Reseller of this limitation. The Reseller hereby agrees, and each Sublicensee shall agree, that Oracle shall not be liable for any claims or damages arising from such use if the Reseller or its Sublicensees use the Programs for such applications. The Reseller agrees to indemnify and hold Oracle harmless from any claims for losses, costs, damages, or liability arising out of or in connection with the use of the Programs in such applications.

8.11  FEDERAL GOVERNMENT SUBLICENSEE

           If the Reseller grants a Sublicense to the United States government, the Programs shall be provided with "Restricted Rights" and the Reseller will place a legend, in addition to applicable copyright notices, on the documentation, and on the tape or diskette label, substantially similar to the following:

                            RESTRICTED RIGHTS LEGEND

      "Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Department of Defense Regulations Supplement ("DFARS") 252.227-7013. Rights in Technical Data and Computer Software (October 1988) and Federal Acquisition Regulation ("FAR") 52.227-14, Rights in Data-General, Including Alternate III (June 1987), as applicable. Oracle Corporation, 500 Oracle Parkway, Redwood City, CA 94065."

8.12  WAIVER

           The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

8.13  ENTIRE AGREEMENT

           This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document. All terms and conditions of any Reseller purchase order or other ordering document shall be superseded by the terms and conditions of this Agreement.

The Effective Date of this Agreement shall be August 9, 1994.
                                              ---------------------------

EXECUTED BY RESELLER:                    EXECUTED BY ORACLE CORPORATION:

Authorized Signature: /s/ JOANNE WEISS   Authorized Signature: /s/ [ILLEGIBLE]
                      ----------------                          ----------------
Name:  JOANNE WEISS                      Name:   [ILLEGIBLE]
      --------------------------------           -------------------------------
Title:  VP Products & Technology         Title: Group Manager-Channels Contracts
       -------------------------------          --------------------------------

ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94065
(415) 506-7000

Oracle is a registered trademark of Oracle Corporation.

[ORACLE LOGO]

                          RUNTIME SUBLICENSE ADDENDUM

This document (the "Addendum") is between Oracle Corporation ("Oracle") and Academic Systems (the "Reseller") and shall be governed by the terms of the Reseller Agreement between the Reseller and Oracle effective August 9, 1994 (the "Agreement") and the terms set forth below.

1.    SUBLICENSES

1.1   SUBLICENSE PROGRAMS AND TERMS

            The Reseller may only Sublicense Runtime Programs for which the Reseller has previously acquired a Supported Development License for the applicable Designated System. Notwithstanding any other provision of this Agreement, the Reseller shall have no right to Sublicense Programs designated as Oracle Applications Programs. Oracle Express Programs, Limited Production Programs, or other Programs specified by Oracle from time-to-time without the prior written consent of Oracle.

            The Reseller shall have the right to market and grant Sublicenses of Runtime Programs under the conditions set forth in the Agreement and under the following restrictions.

      A. Sublicense Runtime Programs with the Application Program in the Application Package for use on Designated Systems to Sublicensees. Each copy of the Runtime Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a single Designated System limited to a maximum number of Users; and

      B. Make and deliver to the Sublicensee a single copy of the Runtime Programs in the Application Package for each Sublicense granted.

            The Reseller shall use all practical means available, both contractual and technical, to control the restricted use of each Runtime Program Sublicense. If a Sublicense uses the Runtime Program beyond the limited functionality described in described in Section 1.2 hereof, the Reseller or Distributor shall immediately notify the Sublicensee of such unauthorized use and if the Sublicensee fails to discontinue such unauthorized use following notification either terminate the Sublicense or forward to Oracle one hundred percent (100%) of the applicable Full Use standard Program license fees in effect at the time the payment is made to Oracle together with a written request by the Sublicensee for a Full Use Program license from Oracle. Oracle must approve, in writing, the Sublicensee's request before continued use of the Programs by the Sublicensee shall be deemed authorized.

1.2   RUNTIME PROGRAMS

            For the purposes of this Addendum, "Runtime Program(s)" shall mean Programs which shall be limited to use solely for the purpose of executing an unmodified standard version of the Reseller's Application Program. Runtime Programs may not be use to build or modify reports or applications. "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact.

1.3   VALUE-ADDED PACKAGE

            For the purposes of this Addendum, "Application Program(s)" shall mean the Reseller's value-added application software, described in the attached Application Package Attachment with which the Runtime Programs are to be coupled. "Application Package(s)" shall mean the Runtime Programs coupled with the Application Programs. For purposes of the Agreement, the Application Program shall be regarded as the Reseller's Value-Added Package.

1.4   TRIAL SUBLICENSES

            The Reseller and its Distributors shall be entitled to grant, at no charge, up to a maximum combined total of ten (10) temporary Trial Sublicenses of the Application Package at any one time. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed thirty (30) days. The Reseller shall pay Oracle Sublicense fees for any Trial Sublicenses in excess of thirty (30) days. Each such Trial Sublicense shall be Sublicensed under a Sublicense agreement which provides for such trial use.

1.5   DISTRIBUTORS

            Oracle grants the Reseller the right to appoint third parties ("Distributors") to market and Sublicense the Runtime Programs in the Territory, under the terms of the Agreement and this Addendum. However, Distributors shall have no right to make copies of the Programs for Sublicensing and shall obtain all such Programs from the Reseller. Each Distributor shall execute a written agreement with the Reseller binding the Distributor to provisions substantially similar to those contained in Sections 2.3, 2.4, 2.5, 5.1, 5.2, 6.1, 6.3, 6.4, 6.6, 7.2D, 7.5, 8.1, 8.2,
      8.3, 8.5, 8.7, 8.8, 8.10, and 8.11 of the Agreement and to those contained in Sections 1 (except 1.5), 3, 4, 5, and 6 of this Addendum. Each obligation of the Reseller under such provisions shall also be applicable to each Distributor. Each Distributor agreement shall also contain any other provisions necessary for the Reseller to satisfy its commitments under the Agreement. The Reseller shall notify Oracle promptly in writing of the appointment of each such Distributor.

            In addition, the Reseller shall keep executed Distributor agreements and records of the Distributor information required under the Reseller's Sublicense reports, and shall allow Oracle to inspect such information as specified under the Agreement. The Reseller will defend and indemnify Oracle against all damages to Oracle caused by the Distributors' failure to include the required contractual terms set forth in Section 2.3B of the Agreement in each Sublicense agreement. The Reseller agrees to enforce the terms of its Distributor agreements required under this

      Section so as to effect a timely cure of any Distributor breach, and to notify Oracle of any known breach of such terms.

1.6   DOCUMENTATION

            The Reseller shall be responsible for providing documentation for Sublicensees. The Reseller shall have the right to incorporate portions of the Documentation into the Reseller's documentation, subject to the provisions of Section 8.2 of the Agreement.

2.    SUBLICENSE FEES

2.1   SUBLICENSE FEES AND RATE

            For each copy of the Program Sublicensed by the Reseller or its Distributor in the Application Package, the Reseller agrees to pay Oracle a Sublicense fee equal to thirty percent (30%) of the applicable license fee for each such Program, as specified in the applicable Price List and Reseller Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed.

            As further specified in Section 6 of this Addendum, Sublicense fees shall be due and payable within twenty (20) days of the last day of each month. The Reseller shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.

            On or after each anniversary during the Term of this Addendum, Oracle may amend the Sublicense fee percentage rate set forth above based on Oracle's then-current standard Sublicense fee percentage rate schedule and the actual amount of the Sublicense fee received by Oracle hereunder.

2.2   PRICE LIST FOR SUBLICENSES

            Notwithstanding any other provision of the Agreement, the applicable Price List for determining Sublicense fees shall be the standard Price List in effect at the time the Application Package is Sublicensed.

            Notwithstanding any other provision of this Agreement, if the Reseller issues a written Sublicense quote and such quote is accepted by the applicable Sublicensee, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the Sublicense fee applicable to the Programs identified in the quote shall be based on the Price List in effect on such date.

2.3   USERS

            The Sublicense fees for a Program shall be based and priced on the applicable User Level for the maximum number of Users for such Program, as specified in the Price List. The Reseller shall have the right to Sublicense Programs on any User basis specified in the Price List in effect at the time the applicable Program is Sublicensed.

3.    TERM

            This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for three (3) years (the "Term") from the Effective Date, unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of the terms and fees.

            Unless the expiration or termination is for default by the Reseller, the Reseller may continue using the release of the Programs then in the Reseller's possession on the Designated Systems for which Development Licenses were granted, solely for the purpose of continuing technical support for Sublicensees granted prior to termination. Such continued use of the Programs shall be subject to all the provisions of this Agreement, including, without limitation, payment of the Technical Support Fees specified herein.

            The Reseller shall have the right to market and grant Sublicenses of Programs in the United States only (the "Territory").

5.    TECHNICAL SUPPORT

5.1   Technical Support for Sublicensees

      A. Installation

            The Reseller or its Distributors will be responsible for any assistance needed to install the Application Package at Sublicensee sites.

      B. Sublicensing Support

            The Reseller is responsible for providing all technical support, training and consultations to its Sublicensees and Distributors. In consideration of the payments specified in Section 5.2, the Reseller shall have the right to use the Oracle Technical Support services acquired for the Supported Development Licensees to provide technical support services to its Sublicensees as further set forth in the Agreement. The Reseller shall continuously maintain Oracle Technical Support services for the Development Licenses during the period during which the Reseller provides technical support services to any Sublicensees. Any questions from the Reseller's Sublicensees or Distributors will be referred by Oracle to the Reseller.

5.2   Technical Support Fees

            For Technical Support services for Sublicensees, each year the Reseller agrees to pay Oracle annual Technical Support Fees for each Runtime Program Sublicensed under this Addendum, a previous Reseller Addendum, or previous distribution agreement between the parties hereto where the Sublicensee received technical support services for such Runtime Program during the applicable support period from the Reseller. Annual Technical Support Fees for a Program shall be equal to the applicable Technical Support Percentage Rate specified below, corresponding to the highest Technical Support Services level specified below for any Development License used under this Addendum, of the cumulative Sublicense fees accrued to Oracle for a Sublicensed Program supported by the Reseller.

      Technical Support             Technical Support
      Services Level                Percentage Rate
      -----------------             -----------------
      Bronze                              16%
      Silver                              19%
      Gold                                26%

            Upon December 31 of each year, the Reseller shall provide Oracle a report setting forth all of the Resellers' Sublicenses and those Sublicensed Programs which were supported by the Reseller during the calendar year. The report shall also include the applicable Technical Support Fees due and payable to Oracle for such calendar year. The Reseller shall provide Oracle with payment of all Technical Support Fees for such calendar year required under the applicable December 31 report with such report in the form of a check made out in the amount of such fees. All Technical Support Fees paid to Oracle are noncancelable and nonrefundable.

             On or after each anniversary during the Term of this Addendum, Oracle may amend the Technical Support Percentage Rates set forth above based on Oracle's then-current standard Technical Support percentage rate schedule.

6.      SUBLICENSE REPORTS

             Within twenty (20) days of the last day of each and every month, the Reseller shall send Oracle a report detailing for that month:

        A. For each Sublicensed Application Package shipped during the prior month, Sublicensee name, address, make/model and operating system of the Designated System, date of shipment, Runtime Programs shipped, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, and total Sublicense fees and Technical Support Fees due to Oracle;

        B. For each Application Program licensed to end-users to be used with previously installed software licensed by Oracle in conjunction with the Application Program, Sublicensee name, address, make/model and operating system of the computer, and date of installation; and

        C. The Distributor agreements executed during the prior month, including names and addresses of the Distributors.

             The Reseller shall require its Distributors to report this information to the Reseller on a monthly basis and will include it in the report for the month in which the Reseller received the information. The Reseller shall provide Oracle with payment of all fees required under the monthly report with such report in the form of a check made out in the amount of such fees.

7.      ADDITIONAL LICENSES

             During the Term, the Reseller may order production release versions of Oracle off-the-shelf Programs available as production release as of the Effective Date of this Addendum and listed on the Price List in effect as of such date. The license fee for Development Licenses shall be equal to Oracle's standard list license fees in effect when an order is placed. The Reseller shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Reseller. The Reseller may obtain Technical Support services from Oracle for such Programs under Oracle's applicable Technical Support fees and policies in effect when such services are ordered.

The Effective Date of this Addendum shall be March 10, 1998.

EXECUTED BY THE RESELLER:                        EXECUTED BY ORACLE CORPORATION:

Authorized Signature:  /s/ TIMOTHY JENKINS       Authorized Signature:
                     -----------------------                          -----------------------
Name:  Timothy Jenkins                           Name:
       -------------------------------------            -------------------------------------
Title:  CFO                                      Title:
      --------------------------------------           --------------------------------------

ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94065
(415) 608-7000
Oracle is a registered trademark of Oracle Corporation.
7-97

                         APPLICATION PACKAGE ATTACHMENT


Name of Application Program and Application Package which the Reseller will be Sublicensing under the Agreement (may not contain the trademarks "Oracle" or "Ora" or any portion thereof):




Description of Application Package:




     Modules:





     Functions and Objectives:

                                 AMENDMENT ONE
                                     to the
                          RUNTIME SUBLICENSE ADDENDUM
                                     to the
                               RESELLER AGREEMENT
                                    between
                                ACADEMIC SYSTEMS
                                      and
                               ORACLE CORPORATION

This document ("Amendment One") shall serve to amend the Runtime Sublicense Addendum dated March 10, 1998 (the "Addendum") to the Oracle Reseller agreement between Academic Systems (the "Reseller") and Oracle Corporation ("Oracle") dated August 4, 1994 (the "Agreement").

The parties agree to amend the Addendum as follows:

1. After the first paragraph of Section 2.2 insert the following new paragraph:

            "All Sublicense fees for Sublicenses installed outside the United States shall be based on the standard list license fees for the Programs as set forth on the Oracle' Global Price List."

2.    Delete the body of Section 4 in its entirety and insert the following:

      "4. TERRITORY

            The Reseller shall have the right to market and grant Sublicenses of Programs in the Application Package in all countries worldwide (the "Territory"), subject to the terms of this Section.

            Oracle may from time to time deny the Reseller the right to Sublicense in certain countries in the Territory in order to protect Oracle's interests if, in the reasonable opinion of Oracle's counsel, such countries (i) do not provide adequate protection for Oracle's proprietary rights through copyright, trade secret, patent, or other laws; or (ii) have laws or regulations or the government has committed acts which in the opinion of Oracle's counsel, are injurious to Oracle's interests in the Programs.

            The Reseller acknowledges that the Programs are subject to export controls imposed on Oracle and the Reseller by the U.S. Export Administration Act, United States Departments of Commerce, Treasury, and State regulations and directives, and other United States law ("Export laws"). The Reseller certifies that neither the Programs nor any direct product thereof are (i) exported, directly or indirectly, in violation of Export laws; or (ii) are intended to be used for any purposes prohibited by the Export laws, including, without limitation, nuclear,

                                     ORACLE

chemical, or biological weapons proliferation. Furthermore, the Reseller shall not transfer the Programs outside of the territory for which the Reseller has Sublicense rights under this Agreement.

     The Reseller warrants that neither it nor its distributors will grant Sublicenses in or ship any Program to a country until it (or the Distributor) has completed all necessary government formalities in such country and upon reasonable request by Oracle, the Reseller (or its Distributor) provides evidence of completion of such formalities to Oracle. The Reseller will indemnify Oracle for any losses, costs, liability, and damages incurred by Oracle as a result of a failure by the Reseller or its Distributors to comply with the necessary government requirements in any country. The obligations under this Section shall survive the expiration or termination of this Addendum. Upon Oracle's reasonable request, the Reseller shall make records available to Oracle to allow to confirm the Reseller's compliance with this Section."

Other than the modifications set forth above, the terms and conditions of the Addendum remain unchanged and in full force and effect.

The Effective Date of this Amendment One is 18 May, 1999.



ACADEMIC SYSTEMS                           ORACLE CORPORATION

By:  /s/ BRIAN T. McGEE                    By:
   -----------------------------              -----------------------------

Name: BRIAN T. McGEE                       Name:
     ---------------------------                ---------------------------

Title:  CFO                                Title:
     ---------------------------                ---------------------------